As filed with the U.S. Securities and Exchange Commission on January 30, 2026
Registration No. 333-293019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	22-2372868 (I.R.S. Employer Identification No.)

20 Commerce Drive, Suite 135
Cranford, New Jersey 07016
(732) 980-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard L. Feinstein
Chief Executive Officer, Chief
Financial Officer and Secretary
Enzon Pharmaceuticals, Inc.
20 Commerce Drive, Suite 135 Cranford, New Jersey 07016
(732) 980-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Adam J. Agron Evan J. Leitch Brownstein Hyatt Farber Schreck, LLP 675 15th Street, Suite 2900 Denver, Colorado 80202 (303) 223-1100	Todd E. Mason Corby J. Baumann Benjamin M. Russell Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017 (212) 344-5680	Joseph D. King Senior Vice President, General Counsel and Secretary Viskase Companies, Inc. 333 East Butterfield Road, Suite 400 Lombard, Illinois 60148 (630) 874-0700	Steven Khadavi Joseph Walsh Troutman Pepper Locke LLP 875 Third Avenue New York, New York 10022 (212) 704-6000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective and upon the satisfaction or waiver of all other conditions to consummation of the transactions described herein.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE
Enzon Pharmaceuticals, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-293019) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.
Item 21.   Exhibits and Financial Statement Schedules
EXHIBIT INDEX
Exhibit Number	Exhibit Description
2.1†	Agreement and Plan of Merger, dated as of June 20, 2025, by and between Enzon Pharmaceuticals, Inc., EPSC Acquisition Corp., and Viskase Companies, Inc. (included as Annex A to the prospectus/consent solicitation/offer to exchange).
2.2†	First Amendment to Agreement and Plan of Merger, dated as of October 24, 2025, by and between Enzon Pharmaceuticals, Inc., EPSC Acquisition Corp., and Viskase Companies, Inc. (included as Annex A-1 to the prospectus/consent solicitation/offer to exchange).
3.1	Amended and Restated Certificate of Incorporation dated May 18, 2006, together with that Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated July 13, 2010 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Enzon Pharmaceuticals, Inc. filed on August 9, 2010).
3.2	Second Amended and Restated By-Laws effective March 11, 2011, as amended by Amendment No. 1 to the Second Amended and Restated By-Laws effective February 15, 2013 (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Enzon Pharmaceuticals, Inc. filed with the SEC on March 18, 2013).
3.3	First Amendment to the Second Amended and Restated By-Laws, effective February 24, 2022 (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K of Enzon Pharmaceuticals, Inc. filed with the SEC on February 25, 2022).
3.4	Certificate of Designation of Series A-1 Junior Participating Preferred Stock of Enzon Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on August 14, 2020 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Enzon Pharmaceuticals, Inc. filed with the SEC on August 14, 2020).
3.5	Certificate of Designation of Series C Non-Convertible Redeemable Preferred Stock of Enzon Pharmaceuticals, Inc., filed with the Secretary of State of the State of Delaware on September 21, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Enzon Pharmaceuticals, Inc. filed with the SEC on September 23, 2020).
3.6**	Amended and Restated Certificate of Incorporation of Viskase Companies, Inc., filed with the Secretary of State of the State of Delaware on April 3, 2003.
3.7**	Amended and Restated Bylaws of Viskase Companies, Inc., as amended and restated through August 10, 2017.
3.8**	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Viskase Companies, Inc., filed with the Secretary of State of the State of Delaware on October 7, 2020.
4.1	Description of Enzon Pharmaceuticals, Inc.’s Registered Securities (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K of Enzon Pharmaceuticals, Inc. filed with the SEC on February 21, 2025).

Exhibit Number	Exhibit Description
4.2	Section 382 Rights Agreement, dated as of August 14, 2020, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company, which includes the Form of Certificate of Designation as Exhibit A, Form of Rights Certificate as Exhibit B and the Form of Summary of Rights as Exhibit C (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Enzon Pharmaceuticals, Inc. filed with the SEC on August 14, 2020)
4.3	First Amendment to the Section 382 Rights Agreement, dated as of June 4, 2021 and effective as of June 2, 2021, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Enzon Pharmaceuticals, Inc. filed with the SEC on June 8, 2021).
4.4	Second Amendment to the Section 382 Rights Agreement, dated as of May 16, 2024, by and between Enzon Pharmaceuticals, Inc., and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Enzon Pharmaceuticals, Inc. filed with the SEC on May 22, 2024).
4.5	Third Amendment to the Section 382 Rights Agreement, dated as of March 31, 2025, by and between Enzon Pharmaceuticals, Inc., and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Enzon Pharmaceuticals, Inc. filed with the SEC on April 1, 2025).
4.6	Fourth Amendment to the Section 382 Rights Agreement, dated as of August 13, 2025, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Enzon Pharmaceuticals, Inc. filed with the SEC on August 14, 2025).
4.7	Fifth Amendment to the Section 382 Rights Agreement, dated as of September 30, 2025, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Enzon Pharmaceuticals, Inc. filed with the SEC on September 30, 2025).
4.8	Sixth Amendment to the Section 382 Rights Agreement, dated as of December 23, 2025, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Enzon Pharmaceuticals, Inc. filed with the SEC on December 23, 2025).
4.9	Seventh Amendment to the Section 382 Rights Agreement, dated as of January 30, 2026, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Enzon Pharmaceuticals, Inc. filed with the SEC on January 30, 2026).
5.1**	Legal Opinion of Thompson Hine LLP.
10.1	Development, License and Supply Agreement between Enzon, Inc. (now known as Enzon Pharmaceuticals, Inc.) and Schering Corporation dated November 14, 1990, as amended (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K of Enzon Pharmaceuticals, Inc. filed with the SEC on September 26, 2002).
10.2	Amended and Restated Exclusive IP Marketing Agreement, dated as of June 28, 2004, by and between Micromet AG and Enzon Pharmaceuticals, Inc (incorporated by reference to Exhibit 10.28 to the Annual Report on Form 10-K of Enzon Pharmaceuticals, Inc. filed with the SEC on February 21, 2019).
10.3	Letter Agreement, dated January 30, 2019, between Servier IP UK Limited and Enzon Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.29 to the Annual Report on Form 10-K of Enzon Pharmaceuticals, Inc. filed with the SEC on February 21, 2019).
10.4	Investment Agreement, dated as of September 1, 2020, by and between Enzon Pharmaceuticals, Inc. and Icahn Capital LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Enzon Pharmaceuticals, Inc. filed with the SEC on September 1, 2020).

Exhibit Number	Exhibit Description
10.5#	Independent Contractor Agreement, effective as of February 24, 2022, between Enzon Pharmaceuticals, Inc. and Richard L. Feinstein (incorporated by reference to Exhibit 3.5 to the Annual Report on Form 10-K of Enzon Pharmaceuticals, Inc. filed with the SEC on February 25, 2022).
10.6#	Form of Indemnification Agreement for members of the Board of Directors (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of Enzon Pharmaceuticals, Inc. filed with the SEC on April 26, 2022).
10.7**†
Credit Agreement, dated October 9, 2020, by and between Viskase Companies, Inc., Bank of America, N.A., BMO Harris Bank N.A., Truist Bank, BOFA Securities, Inc., BMO Capital Markets Corp., and BOFA Securities, Inc.

10.8**	First Amendment to Credit Agreement, dated August 13, 2021.
10.9**	Second Amendment to Credit Agreement, dated August 10, 2022.
10.10**#	Employment Agreement, dated September 6, 2022, by and between Timothy Feast and Viskase Companies, Inc.
10.11**#	Viskase Companies, Inc. 2022 Long-Term Incentive Plan.
10.12**#	Viskase Companies, Inc. 2024 Management Incentive Plan.
10.13**	Limited Waiver and Third Amendment to Credit Agreement, dated February 14, 2025.
10.14†
Support Agreement, dated as of June 20, 2025, by and between Icahn Enterprises Holdings L.P. and certain of its affiliates, Enzon Pharmaceuticals, Inc. and Viskase Companies, Inc. (included as Annex B to the prospectus/consent solicitation/offer to exchange).

10.15**	Fourth Amendment to Credit Agreement, dated July 25, 2025.
10.16**	Fourth Amendment Fee Letter to Credit Agreement, dated July 25, 2025.
10.17**#	Joseph King Offer Letter, dated May 4, 2022, by and between Viskase Companies, Inc. and Joseph King.
10.18**#	Thomas Holz Offer Letter, dated December 19, 2022, by and between Viskase Companies, Inc. and Thomas Holz.
10.19**#	Armando Herrara Offer Letter, dated March 15, 2024, by and between Viskase Companies, Inc. and Armando Herrara.
10.20**#	Jan Stevens Offer Letter, dated June 7, 2024, by and between Viskase Companies, Inc. and Jan Stevens.
10.21**#	Marcelo Passos Offer Letter, dated September 13, 2024, by and between Viskase Companies, Inc. and Marcelo Passos.
10.22**#	Joseph Marigliano Offer Letter, dated January 30, 2025, by and between Viskase Companies, Inc. and Joseph Marigliano.
10.23**	Silverman Consulting, Inc. Engagement Letter, dated November 1, 2025, by and between Viskase Companies, Inc. and Silverman Consulting, Inc.
10.24**	First Amendment to Support Agreement, dated as of October 24, 2025, by and between Icahn Enterprises Holdings L.P. and certain of its affiliates, Enzon Pharmaceuticals, Inc. and Viskase Companies, Inc. (included as Annex B-1 to the prospectus/consent solicitation/offer to exchange).
10.25**#	Employment Agreement between Viskase Companies, Inc. and Thomas D. Davis, effective December 1, 2025.
10.26**#	John Plescia Offer Letter, dated December 8, 2025, by and between Viskase Companies, Inc. and John Plescia.
10.27**#	Robert Schouten Offer Letter, dated September 23, 2025, by and between Viskase GmbH and Robert Schouten.

Exhibit Number	Exhibit Description
10.28**	Securities Purchase Agreement, dated December 30, 2025, by and between Viskase Companies, Inc. and American Entertainment Properties Corp.
10.29**†	Fifth Amendment to Credit Agreement dated October 10, 2025.
10.30**	Securities Purchase Agreement, dated January 23, 2026, by and between Viskase Companies, Inc. and American Entertainment Properties Corp.
10.31**	Sixth Amendment to Credit Agreement dated January 23, 2026.
10.32**	Fifth Amendment Fee Letter to Credit Agreement, dated October 10, 2025.
21.1	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K of Enzon Pharmaceuticals, Inc. filed with the SEC on February 21, 2025).
23.1**	Consent of EisnerAmper LLP, independent registered public accounting firm for Enzon Pharmaceuticals, Inc.
23.2**	Consent of Grant Thornton LLP, independent registered public accounting firm for Viskase Companies, Inc.
23.3**	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page hereto).
99.1**	Form of Written Consent of Holders of Common Stock of Enzon Pharmaceuticals, Inc. (included as Annex G to the prospectus/consent solicitation/offer to exchange).
99.2**	Consent of Robert Flint to be named as a director.
99.3**	Consent of Colin Kwak to be named as a director.
99.4**	Consent of Peter K. Shea to be named as a director.
99.5**	Consent of Kenneth Shea to be named as a director.
99.6**	Consent of Dustin DeMaria to be named as a director.
99.7**	Consent of A.G.P./Alliance Global Partners LLC, financial advisor for Enzon Pharmaceuticals, Inc.
99.8**	Consent of Alvarez & Marsal Valuation Services, LLC, financial advisor for Viskase Companies, Inc.
99.9*	Letter of Transmittal.
99.10*	Notice of Guaranteed Delivery.
99.11*	Letter to Brokers, Dealers, Commercial Banks, Trust Companies, Custodians and Similar Institutions.
99.12*	Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies, Custodians and Similar Institutions.
99.13*	Press release issued by Enzon Pharmaceuticals, Inc., dated January 30, 2026
107**	Filing Fee Table

*
Filed herewith.

**
Previously filed.

^
Portions of this exhibit have been redacted and filed separately with the SEC pursuant to a confidential treatment request.

#
Management contracts or compensatory plans and arrangements required to be filed pursuant to Item 601(b)(10)(ii)(A) or (iii) of Regulation S-K.

†
Schedules, exhibits and/or annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any such omitted item will be furnished supplementally to the Securities and Exchange Commission upon request

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranford, State of New Jersey, on January 30, 2026.
ENZON PHARMACEUTICALS, INC.
By:
/s/ Richard L. Feinstein

Richard L. Feinstein
Chief Executive Officer, Chief Financial
Officer and Secretary
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated, on January 30, 2026.
Signature	Title
/s/ Richard L. Feinstein Richard L. Feinstein	Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive Officer)
* Randolph C. Read	Director (Chairman of the Board)
* Jordan Bleznick	Director
* Jaffrey A. Firestone	Director
* Stephen T. Wills	Director
*By: /s/ Richard L. Feinstein Name: Richard L. Feinstein Title: Attorney-in-Fact